                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report on Dunn Computer Corporation (a Delaware corporation) dated January 7, 1998, except for Notes 2 and 11, with respect to the earnings per share calculations, as to which the date is March 5, 1998, in the
Registration Statement (Form S-1 No. 333-    ) and related Prospectus of Dunn
Computer Corporation (a Virginia corporation) for the registration of 2,500,000 shares of its Common Stock.

                                                           /s/ Ernst & Young LLP

Vienna, Virginia
March 6, 1998

                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 1998 in the Registration Statement
(Form S-1 No. 333-    ) and related Prospectus of Dunn Computer Corporation (a
Virginia corporation) for the registration of 2,500,000 shares of its Common Stock.

                                                           /s/ Ernst & Young LLP

Vienna, Virginia
March 6, 1998